Exhibit 99.3

In the preliminary prospectus supplement filed pursuant to Rule 424(b)(5) in connection with a public offering of common stock by OrthoPediatrics Corp. (the "Company"), the Company provided the following overview of the Company's business and the following risk factors as updates or supplements to the information provided in the Company's previous periodic filings with the Securities and Exchange Commission. Unless the context otherwise requires, references herein to "OrthoPediatrics," "the Company," "our company," "we," "us" and "our" refer to OrthoPediatrics Corp., together with its subsidiaries.

Company Overview
We are the only medical device company focused exclusively on providing a comprehensive product offering to the pediatric orthopedic market in order to improve the lives of children with orthopedic conditions. We design, develop and commercialize innovative orthopedic implants and instruments to meet the specialized needs of pediatric surgeons and their patients, who we believe have been largely neglected by the orthopedic industry. We currently serve three of the largest categories in this market. We estimate that the portion of this market that we currently serve represents a $3.2 billion opportunity globally, including over $1.4 billion in the United States.
Historically, there have been a limited number of implants and instruments specifically designed for the unique needs of children. As a result, pediatric orthopedic surgeons often improvise with adult implants repurposed for use in children, resort to freehand techniques with adult instruments and use implants that can be difficult to remove after being temporarily implanted. These improvisations may lead to undue surgical trauma and morbidity.
We address this unmet market need and sell the broadest product offering specifically designed for children with orthopedic conditions. We currently market 32 surgical systems, with approximately 7,300 SKUs, that serve three of the largest categories within the pediatric orthopedic market: (i) trauma and deformity, (ii) scoliosis and (iii) sports medicine/other. Our products have proprietary features designed to:
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protect a child’s growth plates;

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fit a wide range of pediatric anatomy;

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enable earlier surgical intervention;

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enable precise and reproducible surgical techniques; and

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ease implant removal.

We believe our innovative products promote improved surgical accuracy, increase consistency of patient outcomes and enhance surgeon confidence in achieving high standards of care. In the future, we expect to expand our product offering to address additional categories of the pediatric orthopedic market, such as active growing implants for early onset scoliosis, limb length discrepancies and other orthopedic trauma and deformity applications.
Our global sales organization focuses exclusively on pediatric orthopedics with over 157,000 patients treated using our products since our inception. Our organization has a deep understanding of the unique nature of children’s clinical conditions and surgical procedures as well as an appreciation of the tremendous sense of responsibility pediatric orthopedic surgeons feel for the children whom parents have entrusted to their care. We provide these surgeons with dedicated support, both in and out of the operating room. As of September 30, 2019, our U.S. sales organization consisted of 34 independent sales agencies employing more than 158 sales representatives. Increasingly, these sales agencies are making us the anchor line in their businesses or representing us exclusively. Sales from such sales agencies represented 75% and 76% of our revenue in 2018 and 2017, respectively. We market and sell our products internationally in 43 countries, primarily through independent stocking distributors. Our independent distributors manage the billing relationship with each hospital in their respective territories and are responsible for servicing the product needs of their surgeon customers. In April 2017, we began to supplement our use of independent distributors with direct sales programs in the United Kingdom, Ireland, Australia and New Zealand and further expanded to Canada in September 2018 and Belgium and the Netherlands in January 2019. In these markets, we work through sales agencies that are paid a commission, similar to our U.S. sales model. We expect these arrangements to generate an increase in revenue and gross margin.
We collaborate with pediatric orthopedic surgeons in developing new surgical systems that improve the quality of care. We have an efficient product development process that relies upon teams of engineers, commercial personnel and surgeon advisors. Since inception, our average clearance time with the U.S. Food and Drug Administration, or the FDA, has been 93 days, which we believe is less than half of the average approval time for all medical devices over the past five years. This is due in part to the impact of the Pediatric Medical Device Safety and Improvement Act of 2007, which encourages pediatric medical device research and development and aids the FDA in tracking the number and types of medical devices approved specifically for children. We believe our products are characterized by stable pricing, few reimbursement issues and attractive gross margins.
We believe clinical education is critical to advancing the field of pediatric orthopedics. Cumulatively, we are the largest financial contributor to the five primary pediatric orthopedic surgical societies that conduct pediatric clinical education and research. We are a major sponsor of continuing medical education, or CME, courses in pediatric spine and pediatric orthopedics, which are focused on fellows and young surgeons. In 2018, we conducted more than 250 training workshops. We believe these workshops help surgeons recognize our commitment to their field. We believe our commitment to clinical education has helped to increase our account presence while promoting familiarity with our products and loyalty among fellows and young surgeons.
We have established a corporate culture built on the cause of improving the lives of children with orthopedic conditions. We believe our higher corporate purpose captures the imagination of our employees and makes them committed to doing everything better, faster and at lower cost. This culture allows us to attract and retain talented, high-performing individuals.
We have grown our revenue from approximately $10.2 million for the year ended December 31, 2011 to $57.6 million for the year ended December 31, 2018, reflecting a growth rate each year of at least 20%. For the years ended December 31, 2018, 2017 and 2016, our revenue was $57.6 million, $45.6 million and $37.3 million, respectively. For the nine months ended September 30, 2019 and 2018, our revenue was $53.6 million and $43.0 million, respectively. As of September 30, 2019, our accumulated deficit was $123.4 million.
We believe we have a history of efficient capital utilization, and we intend to scale our business model by continuing to implement the successful strategy that has sustained our growth. This strategy includes increasing investment in consigned implant and instrument sets in the United States and select international markets, expanding our innovative product line by leveraging our efficient product development process, strengthening our global sales and distribution infrastructure, broadening our commitment to clinical education and research and deepening our culture of continuous improvement. Due to the high concentration of pediatric orthopedic surgeons in comparatively few hospitals, we believe we can accelerate the penetration of our addressable market in a capital-efficient manner and further strengthen our position as the category leader in pediatric orthopedics. The primary challenges to maintaining our growth in a market that has not historically relied on age-specific implants and instruments have been insufficient implant/instrument sets and overcoming older surgeons’ familiarity with repurposing adult implants for use in children. Our efforts in surgeon training, collaboration and marketing address the inertia of using repurposed adult products, particularly with younger surgeons.
Unmet Market Needs
Due to the size of the pediatric orthopedic market compared to the adult market, we believe that no other diversified orthopedic company has committed the resources necessary to develop a sales and product development infrastructure focused on this market, resulting in the following unmet needs:
Lack of Commercial Infrastructure Dedicated to Pediatric Orthopedic Surgeons
The lack of commercial infrastructure in pediatric orthopedics has the following implications:
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minimal dedicated sales presence for pediatric orthopedic surgeons and limited support during surgery;

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few opportunities for pediatric orthopedic surgeons to participate in new product development; and

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few opportunities for pediatric orthopedic surgeons early in their careers to obtain specialized training on new technologies and techniques.

Relative Absence of Orthopedic Implants and Instruments Specifically Designed for Children
We believe the relative absence of implants and instruments specifically designed for the unique skeletal anatomy and physiology of children has led surgeons to improvise with adult implants repurposed for use in children. The use of adult implants in children may:
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violate the growth plates, leading to growth arrest and subsequent deformities;

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not fit the greater curvature of pediatric bones, resulting in compromised clinical outcomes;

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have insufficient strength when used inappropriately in children, leading to implant failure or breakage;

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result in improper anatomical alignment of soft tissues, lengthen recovery times and lead to premature joint replacement;

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require freehand surgical techniques, leading to less accurate implant placement;

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be difficult to remove due to bony on-growth associated with the titanium typically used in adult implants, resulting in unnecessary surgical trauma;

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require lengthier and more invasive surgical approaches; and

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reduce the confidence of pediatric orthopedic surgeons in the accuracy and procedural consistency they require to achieve high standards of care.

Our Exclusive Focus on Pediatric Orthopedic Surgery
We believe we are the only company that has committed the resources necessary to create a global sales and product development infrastructure focused on the pediatric orthopedic implant market. Our goal is to build an enduring company committed to addressing this market’s unmet needs by providing the following:
Only Commercial Infrastructure Dedicated to Pediatric Orthopedic Surgeons
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dedicated sales support to pediatric orthopedic surgeons;

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participation of pediatric orthopedic surgeons in new product development; and

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leading supporter of pediatric orthopedic surgical societies and clinical education.

Comprehensive Portfolio of Products Specifically Designed for Children
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We have developed the only comprehensive portfolio of implants and instruments specifically designed to treat children with orthopedic conditions within the three categories of the pediatric orthopedic market that we currently serve. Our products include proprietary features designed to:

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protect a child’s growth plates;

•
fit a wide range of pediatric anatomy;

•
enable earlier surgical intervention;

•
enable precise and reproducible surgical techniques;

•
ease implant removal;

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allow for less invasive surgical techniques; and

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enhance surgeon confidence.

Our Competitive Strengths
We believe our focus and experience in pediatric orthopedic surgery, combined with the following principal competitive strengths, will allow us to continue to grow our sales and expand our market opportunity.

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Exclusive Focus on Pediatric Orthopedics.   We were founded with the mission of improving the lives of children with orthopedic conditions, a patient population which we believe has been largely neglected by the orthopedic industry. We believe our exclusive focus on pediatric orthopedics has generated strong brand equity in the pediatric orthopedic surgeon community.

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Partnership with Pediatric Orthopedic Surgeons and Pediatric Surgical Societies.   We have devoted significant time and resources to developing deep relationships with pediatric orthopedic surgeons and supporting clinical education to advance the practice of pediatric orthopedic medicine. Our dedication to the pediatric orthopedic community is evidenced by our leading support of the five primary pediatric orthopedic surgical societies and sponsorship of training workshops and CME courses in pediatric spine and pediatric orthopedics. We believe collaborating with pediatric orthopedic surgeons has helped to promote familiarity with our products and loyalty among fellows and surgeons early in their careers.

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Comprehensive Portfolio of Innovative Orthopedic Products Designed Specifically for Children.    We have developed the only comprehensive portfolio of implants and instruments specifically designed for children with orthopedic conditions. Our broad product offering has made us the only provider of comprehensive solutions to pediatric orthopedic surgeons within the three categories of the pediatric orthopedic market that we currently serve.

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Scalable Business Model.   Our ability to identify and respond quickly to the needs of pediatric orthopedic surgeons and their patients is central to our culture and critical to our continued success. We estimate that 62% of U.S. pediatric trauma and deformity and complex spine procedures in 2015 were performed in only 268 hospitals. We believe that this high concentration of procedures and our focused sales organization will enable us to address the pediatric orthopedic surgery market in a capital-efficient manner. As we continue to broaden our product offering, we believe the scalability of our business model will allow us to simultaneously increase our reach, deepen our relationships with pediatric orthopedic surgeons and help us to achieve significant returns on our investments in implant and instrument sets, product development and commercial infrastructure.

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Unique Culture: A Different Kind of Orthopedic Company.   We have established a results-oriented, people-focused corporate culture dedicated to improving the lives of children with orthopedic conditions. We believe this culture allows us to attract and retain talented, high performing professionals. We believe our focus and commitment to pediatric orthopedics has also enhanced our reputation among pediatric orthopedic surgeons as the only diversified orthopedic company focused on their field.

We believe these sources of competitive advantage provide us with the means to expand and defend our position as category leader and constitute barriers to entry that would require significant time, focus and investment for a competitor to overcome.
Our Strategy
Our goal is to continue to enhance our leadership in the pediatric orthopedic surgery market and thereby improve the lives of children with orthopedic conditions. To achieve this goal, we have implemented a strategy that has five elements:
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increase investment in consigned implant and instrument sets to accelerate revenue growth;

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capitalize on our efficient product development process to expand our innovative products;

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strengthen our global sales and distribution infrastructure;

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deepen our partnerships with pediatric orthopedic surgeons through clinical education and research; and

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continue to develop an engaging culture of continuous improvement.

Vilex and Orthex Acquisition
In June 2019, we purchased all the issued and outstanding shares of stock of Vilex in Tennessee, Inc., or Vilex, and all the issued and outstanding units of membership interests in Orthex, LLC, or Orthex, for $60 million in total consideration. Vilex and Orthex are primarily manufacturers of foot and ankle surgical implants, including cannulated screws, fusion devices, surgical staples and bone plates, as well as Orthex Hexapod technology, which is used to treat pediatric congenital deformities and limb length discrepancies. Following the acquisitions of Vilex and Orthex, we believe that, based on estimates from a limited number of our customers, our trauma and deformity products now cover 85% of the addressable market. Additionally, we believe the acquisitions expanded our trauma and deformity business into a new category valued at $200 million globally. Because Vilex’s current product offering also includes adult products that are not core to our pediatrics business, we are taking steps to divest the non-core Vilex assets. See “ — Recent Developments” below for additional information about the anticipated divestiture.
Our Products
We have developed the only comprehensive portfolio of implants and instruments specifically designed to treat children with orthopedic conditions within the three categories of the pediatric orthopedic market that we currently serve. We believe our innovative products promote improved surgical accuracy, increase consistency of patient outcomes and enhance surgeon confidence in achieving high standards of care.
In addition, in June, we purchased Vilex, including its Orthex external fixation and hexapod system consisting of ring, struts, implants, hardware accessories, and proprietary point-and-click planning software for deformity correction in both the upper and lower extremity, or Hexapod. Hexapod had 50% annual revenue growth since FDA clearance in mid-2016.
Selected examples of our product innovations include:
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FIREFLY Pedicle Screw Navigation Guides:   patient-specific, 3D printed pedicle screw navigation guides increase operating room efficiency and eliminate the need for intraoperative radiation, making them the optimal choice in more complicated spinal construct cases.

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Pediatric Nailing Platform | FEMUR, or PNP | FEMUR:   designed for use in pediatric, adolescent, and small stature adult patients to address femoral shaft fractures, subtrochanteric femur fractures, ipsilateral neck/shaft fractures, prophylactic nailing of impending pathologic fractures, nonunions, malunions and fixation of femurs that have been surgically prepared (osteotomy) for correction of deformity.

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Locking Proximal Femur and Locking Cannulated Blade Systems:   the first cannulated implants and instruments specifically designed for the pediatric market that offer significant improvements over implants designed for adults, including improved fixation, more reproducible results and more stable constructs.

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RESPONSETM Spinal Deformity Systems:   two low-profile pedicle screw systems designed for spinal deformity corrections in both normal and small stature pediatric patients that can withstand the significant lateral forces present in a child’s spine.

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PediLoc Plating Systems:   anatomically designed to conform to the curvature of pediatric bones and allow screws to remain parallel to the growth plate.

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BandLoc Duo System: the latest enhancement to our Bandloc 5.5/6.0 mm system, this system allows a pedicle-sparing, band passage technique for treating a wide variety of complex spine pathologies, including scoliosis.

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Next-Generation Cannulated Screws:   two significantly expanded lines of cannulated screws with a wide array of sizes, lengths and thread designs.

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PediFoot:   the first pediatric-specific foot system treats four of the most common foot deformities, including clubfoot, flatfoot, cavus foot and hallus valgus.

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QuickPack Bone Void Filler:   high viscosity calcium phosphate cement with mechanical properties similar to cancellous bone to treat bone voids, available in a user-friendly, double-syringe delivery system that eliminates open air mixing.

We also have a large number of new product ideas under development and we aspire to launch one new surgical system and multiple line extension and product improvements every year. In 2020, we expect to launch:
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Slipped Capital Femoral Ephiphysis, or SCFE:   a system to treat slipped capital femoral ephiphysis, consisting of a line of implants and enhanced instrumentation to treat this common injury to the ball of the upper femur.

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Osteogenesis Imperfecta Nail System:   a passive growing nail system that maximizes rotational stability, addressing the challenges posed by brittle bone disease and the primary deficiency of the product that has historically been used to perform this surgery and expected to be launched in the first half of 2020.

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Pediatric Nailing Platform | Tibia, or PNP | Tibia:   will utilize the same enhanced instrumentation in the PNP | Femur system, which was introduced in 2018, treating deformities and traumatic injuries of the tibia.

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RESPONSETM Neuromuscular:   submitted to the FDA in November 2019 will provide surgeons with additional implants to our RESPONSE systems to treat the complex deformities associated with neuromuscular scoliosis.

Recent Developments
As discussed previously, because Vilex’s current product offering also includes adult products that are not core to our pediatrics business, we are taking steps to divest the non-core Vilex assets, or the Vilex Adult Business. In July 2019, our board of directors formed a special committee of independent directors, or the Special Committee, to exercise oversight over the divestiture process. In October 2019, following the Special Committee’s consideration of various offers, we entered into a non-binding letter of intent with Squadron for the sale of the Vilex Adult Business. The purchase price under the letter of intent, which is subject to a working capital adjustment, is $25.0 million. The proceeds of the sale will be applied to the repayment of a portion of our short-term loan facility with Squadron in the outstanding principal amount of  $30.0 million, or Term Note B. The remaining balance of the Term Note B, including accrued interest, will be paid in full by us from cash on hand or from our existing revolving loan with Squadron, or the Revolving Note. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Indebtedness — Loan Agreement” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, or our 2019 Third Quarter Report, for additional information about the Term Note B and the Revolving Note.
The completion of the divestiture of the Vilex Adult Business is subject to definitive documentation and customary closing conditions. While we anticipate completing the divestiture of the Vilex Adult Business by the end of 2019, no assurances can be made that we will be able to do so. The Vilex Adult Business is reported within current assets and liabilities held for sale in our unaudited condensed consolidated balance sheet as of September 30, 2019. See Note 4, “Discontinued Operations,” of the notes to the unaudited condensed consolidated financial statements in our 2019 Third Quarter Report for further discussion of the accounting for the Vilex Adult Business. The purchase price allocation relating to the Orthex and Vilex acquisition, as set forth in our September 30, 2019 condensed consolidated financial statements included in our 2019 Third Quarter Report, is preliminary and subject to revision over a 12-month measurement period that began on June 4, 2019, the closing date of the acquisition. As a result, any potential gain or loss on disposition of the Vilex Adult Business is indeterminable at this time. However, any resulting loss could have a materially adverse effect on our business.

Risks Related to Ownership of Our Common Stock
We may decide from time to time to dispose of assets or product lines that are no longer aligned with our strategic objectives and that we deem to be non-core, and any failures or delays in completing divestitures, including the divestiture of the Vilex Adult Business, could have an adverse effect on our financial results and on our ability to execute our strategy.
We may decide from time to time to dispose of assets or product lines that are no longer aligned with strategic objectives and that we deem to be non-core. For example, as part of our June 2019 acquisition of Vilex and Orthex, we announced that, because Vilex’s current product offering also includes adult products that are not core to our pediatrics business, we were taking steps to divest the non-core Vilex assets, or the Vilex Adult Business. Once a decision to divest has been made, there can be no assurance that a transaction will occur, or if a transaction does occur, there can be no assurance as to the potential value created by the transaction. Any failures or delays in completing divestitures, including the divestiture of the Vilex Adult Business, could have an adverse effect on our financial results and on our ability to execute our strategy. See “ — Recent Developments” for additional information about the anticipated divestiture of the Vilex Adult Business.
Changes in tax laws or regulations that are applied adversely to us may have a material adverse effect on our business, cash flow, financial condition, or results of operations.
The December 2017 Tax Cuts and Jobs Act, or TCJA, enacted many significant changes to the U.S. tax laws. Future guidance from the IRS and other tax authorities with respect to the TCJA may affect us, and certain aspects of the TCJA could be repealed or modified in future legislation. Changes in corporate tax rates, the realization of net deferred tax assets relating to our U.S. operations, the taxation of foreign earnings, and the deductibility of expenses under the TCJA or future tax reform legislation could have a material impact on the value of our deferred tax assets, could result in significant one-time charges in the current or future taxable years, and could increase our future U.S. tax expense. The foregoing items, as well as any other future changes in tax laws, could have a material adverse effect on our business, cash flow, financial condition, or results of operations. In addition, it is uncertain if and to what extent various states will conform to the TCJA or any newly enacted federal tax legislation.
Our ability to use net operating losses to offset future taxable income may be subject to limitations.
As of December 31, 2018, we had federal and state net operating loss carryforwards of  $87.3 million. The federal and state net operating loss carryforwards generally will begin to expire, if not utilized, beginning in 2028. The deferred tax assets were fully offset by a valuation allowance as of December 31, 2018 and 2017, and no income tax benefit has been recognized in our consolidated statements of operations. Under the TCJA, federal net operating losses incurred in 2018 and in future years may be carried forward indefinitely, but the deductibility of such federal net operating losses is limited. State conformance to the TCJA varies by jurisdiction. In addition, under Section 382 of the Internal Revenue Code of 1986, as amended, and corresponding provisions of state law, if a corporation undergoes an “ownership change,” which is generally defined as a greater than 50% change, by value, in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards and certain other pre-change tax attributes to offset its post-change income or taxes may be limited. We determined that an ownership change occurred on May 30, 2014, resulting in a limitation of approximately $1.1 million per year being imposed on the use of our pre-change NOLs of approximately $49.0 million. A second ownership change occurred on December 11, 2018. The estimated annual limitation for our NOLs incurred after May 30, 2014 and on or before December 11, 2018 is approximately $9.7 million, which is increased by approximately $22.4 million over the first five years as a result of an unrealized built-in gain. It is possible that we have experienced other ownership changes. We may experience ownership changes in the future as a result of subsequent shifts in our stock ownership, some of which may be outside of our control. If an ownership change occurs and our ability to use our net operating loss carryforwards is materially limited, it would harm our future operating results by effectively increasing our future tax obligations.